WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR THE FISCAL FIRST

QUARTER ENDED DECEMBER 31, 2010

Digital revenue represented 37% of U.S. Recorded Music revenue in the quarter

•	Total revenue of $789 million declined 14% from the prior-year quarter, and was down 12% on a constant-currency basis.

•

Digital revenue was $187 million, or 24% of total revenue, up 2% from $184 million in the prior-year quarter on both an as-reported and constant-currency basis. Digital revenue declined 5% sequentially from the fourth quarter of fiscal 2010, or 7% on a constant-currency basis.

•

Operating income was $27 million compared to operating income of $47 million in the prior-year quarter. Operating income included $11 million of severance charges (all in Recorded Music) compared to $5 million of severance charges in the prior-year quarter ($3 million in Recorded Music and $2 million in Corporate) (the “Quarterly Severance Charges”).

•

Operating income before depreciation and amortization (OIBDA) was down 20% to $90 million from $112 million in the prior-year quarter. OIBDA for the current- and prior-year quarters included the Quarterly Severance Charges.

•

Net loss was $0.12 per diluted share compared to net loss of $0.11 per diluted share in the prior-year quarter. The Quarterly Severance Charges had a $0.07 per diluted share impact in the current quarter and a $0.03 per diluted share impact in the prior-year quarter.

NEW YORK, February 8, 2011—Warner Music Group Corp. (NYSE: WMG) today announced its first-quarter financial results for the period ended December 31, 2010.

“While industry pressures and a highly competitive release schedule limited our results in the first quarter, we’re confident that our disciplined A&R investments, successful revenue diversification and innovative digital strategies will drive WMG’s long-term growth,” said Edgar Bronfman, Jr., Warner Music Group’s Chairman and CEO.

“Our ongoing cost-management efforts enabled us to support our OIBDA margins in the quarter, despite revenue declines,” added Steven Macri, Warner Music Group’s Executive Vice President and CFO.

For the quarter, revenue declined 14.1% to $789 million from $918 million in the prior-year quarter, and was down 11.9% on a constant-currency basis. The decline in revenue reflected the continued transition from physical to digital in the recorded music industry as well as a competitive holiday release schedule for the industry.

Domestic revenue declined 10.3%, while international revenue fell 16.4%, or 13.1% on a constant-currency basis. Revenue growth in certain Asia-Pacific countries was offset by weakness in the rest of the world. The overall increase in digital revenue was more than offset by contracting demand for physical product.

Digital revenue of $187 million grew 1.6% over the prior-year quarter on both an as-reported and constant-currency basis. Digital revenue was down 5.1% sequentially from the fourth quarter of fiscal 2010, or 7.0% on a constant-currency basis, and represented 23.7% of total revenue for the quarter. The growth in digital revenue over the prior-year quarter primarily reflected strength in global digital downloads and streaming, partially offset by continued declines in domestic mobile revenue.

Operating income was $27 million compared to operating income of $47 million in the prior-year quarter. Operating margin was down 1.7 percentage points to 3.4%. OIBDA decreased 19.6% to $90 million from $112 million in the prior-year quarter and OIBDA margin contracted 0.8 percentage points to 11.4% (see below for calculations and reconciliations of OIBDA and OIBDA margin). Operating income and OIBDA for the current- and prior-year quarters included the Quarterly Severance Charges.

Net loss was $18 million, or $0.12 per diluted share, compared with net loss of $17 million, or $0.11 per diluted share, in the prior-year quarter. The Quarterly Severance Charges had a $0.07 per diluted share impact in the current quarter and a $0.03 per diluted share impact in the prior-year quarter.

As of December 31, 2010, the company reported a cash balance of $263 million, total long-term debt of $1.94 billion and net debt (total long-term debt minus cash) of $1.68 billion.

Net cash used in operating activities was $113 million compared to $42 million in the prior-year quarter. Free Cash Flow (defined as cash flow from operations less capital expenditures and cash paid or received for investments) was negative $179 million compared to negative $44 million in the prior-year quarter. The decrease in Free Cash Flow was primarily related to additional A&R spending, selective catalog investments in the company’s Music Publishing business and the timing of payments and collections. Unlevered After-Tax Cash Flow (defined as Free Cash Flow excluding cash interest paid) was negative $91 million, compared to positive $37 million in the prior-year quarter (see below for calculations and reconciliations of Free Cash Flow and Unlevered After-Tax Cash Flow).

Below is the business segment discussion for the quarter.

Recorded Music

Revenue from the company’s Recorded Music business declined 14.0% from the prior-year quarter to $673 million, or 12.0% on a constant-currency basis. The decline reflected global weakness, partially offset by strength in certain Asia-Pacific countries.

Domestic Recorded Music revenue fell 9.5% from the prior-year quarter to $257 million, while international Recorded Music revenue declined 16.6%, or 13.5% on a constant-currency basis, to $416 million. The company’s Recorded Music business experienced continued growth in digital revenue, which was more than offset by contracting demand for physical product. The top sellers in the quarter included Josh Groban, Michael Bublé, James Blunt, Kid Rock and Bruno Mars.

Recorded Music digital revenue of $178 million grew 3.5% over the prior-year quarter on both an as-reported and constant-currency basis, and represented 26.4% of total Recorded Music revenue, compared with 22.0% in the prior-year quarter. Domestic Recorded Music digital revenue declined 3.0% to $96 million, or 37.4% of total domestic Recorded Music revenue, compared with 34.9% in the prior-year quarter. International Recorded Music digital revenue grew 12.3% on both an as-reported and constant-currency basis, to $82 million, and represented 19.7% of total international Recorded Music revenue, compared with 14.6% in the prior-year quarter. Growth in digital revenue was driven by strength in global digital downloads and streaming, partially offset by declines in domestic mobile revenue.

Recorded Music operating income declined to $47 million from $68 million in the prior-year quarter, resulting in an operating margin of 7.0%, down 1.7 percentage points from 8.7% in the prior-year quarter. Recorded Music OIBDA fell 20.4% to $90 million for the quarter and Recorded Music OIBDA margin declined 1.1 percentage points from the prior-year quarter to 13.4%. The decline in operating income and OIBDA was a result of lower revenue, partially offset by ongoing cost-management efforts. Operating income and OIBDA for the current- and prior-year quarters included the Quarterly Severance Charges.

Music Publishing

Music Publishing revenue declined 14.9% from the prior-year quarter to $120 million, and was down 12.4% on a constant-currency basis. Domestic Music Publishing revenue declined 14.9% from the prior-year quarter to $40 million, while international Music Publishing revenue decreased 14.9%, or 11.1% on a constant-currency basis.

Digital revenue from Music Publishing fell to $11 million from $15 million, down 26.7% on both an as-reported and a constant-currency basis, representing 9.2% of total Music Publishing revenue. Mechanical revenue fell 17.0%, while performance revenue declined 12.0% and synchronization revenue decreased 4.0%. On a constant-currency basis, mechanical revenue fell 15.2%, performance revenue declined 8.3% and synchronization revenue declined 4.0%.

The decline in performance and digital revenue primarily reflected the timing of cash collections. The mechanical revenue decline reflected the ongoing transition in the recorded music industry.

Music Publishing operating income declined to breakeven from $4 million in the prior-year quarter, resulting in an operating margin of 0.0%, down 2.8 percentage points from the prior-year quarter. Music Publishing OIBDA fell 18.2% to $18 million while Music Publishing OIBDA margin contracted 0.6 percentage points to 15.0%.

Financial details for the quarter and fiscal year can be found in the company’s current Form 10-Q, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

Warner Music Group became the only stand-alone music company to be publicly traded in the United States in May 2005. With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Cordless, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. – Consolidated Statements of Operations, Three Months 12/31/10 versus 12/31/09 (dollars in millions, except per share amounts)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	% Change
	(unaudited)	(unaudited)
Revenues:	$789	$918	(14%)
Costs and expenses:
Cost of revenues	(442)	(511)	(14%)
Selling, general and administrative expenses	(266)	(304)	(13%)
Amortization of intangible assets	(54)	(56)	(4%)

Total costs and expenses	$(762)	$(871)	(13%)

Operating income	$27	$47	(43%)
Interest expense, net	(47)	(51)	(8%)
Other income, net	—	1	(100%)

Loss before income taxes	$(20)	$(3)	—

Income tax benefit (expense)	2	(13)	—

Net loss	$(18)	$(16)	13%
Less: noncontrolling interest income	—	(1)	(100%)

Net loss attributable to Warner Music Group Corp.	$(18)	$(17)	6%

Net loss per common share attributable to Warner Music Group Corp. :
Basic	$(0.12)	$(0.11)
Diluted	$(0.12)	$(0.11)

Weighted average common shares:
Basic	150.0	149.5
Diluted	150.0	149.5

Figure 2. Warner Music Group Corp. – Consolidated Balance Sheets as of 12/31/10 and 09/30/10 (dollars in millions)

	December 31, 2010	September 30, 2010	% Change
	(unaudited)	(unaudited)
Assets:
Current Assets
Cash & cash equivalents	$263	$439	(40%)
Accounts receivable, less allowances of $123 and $111	424	434	(2%)
Inventories	34	37	(8%)
Royalty advances (expected to be recouped w/in 1 year)	167	143	17%
Deferred tax assets	30	30	—
Other current assets	42	46	(9%)

Total Current Assets	$960	$1,129	(15%)
Royalty advances (expected to be recouped after 1 year)	204	189	8%
Investments	9	9	—
Property, plant & equipment, net	119	121	(2%)
Goodwill	1,066	1,057	1%
Intangible assets subject to amortization, net	1,092	1,119	(2%)
Intangible assets not subject to amortization	100	100	—
Other assets	54	55	(2%)

Total Assets	$3,604	$3,779	(5%)

Liabilities & Deficit:
Current Liabilities
Accounts payable	$168	$206	(18%)
Accrued royalties	1,047	1,034	1%
Accrued liabilities	230	314	(27%)
Accrued interest	16	59	(73%)
Deferred revenue	98	100	(2%)
Other current liabilities	3	8	(63%)

Total Current Liabilities	$1,562	$1,721	(9%)

Long-term debt	1,943	1,945	—
Deferred tax liabilities, net	165	169	(2%)
Other noncurrent liabilities	162	155	5%

Total Liabilities	$3,832	$3,990	(4%)

Common stock	—	—
Additional paid-in capital	613	611	—
Accumulated deficit	(947)	(929)	2%
Accumulated other comprehensive income, net	55	53	4%

Total Warner Music Group Corp. Shareholders’ Deficit	$(279)	$(265)	5%
Noncontrolling interest	51	54	(6%)

Total Deficit	(228)	(211)	8%

Total Liabilities & Deficit	$3,604	$3,779	(5%)

Figure 3. Warner Music Group Corp. – Summarized Statements of Cash Flows, Three Months 12/31/10

versus 12/31/09 (dollars in millions)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	% Change
	(unaudited)	(unaudited)
Net cash used in operating activities	$(113)	$(42)	—
Net cash used in investing activities	(66)	(2)	—
Net cash used in financing activities	—	—	—
Effect of foreign currency exchange rates on cash	3	(1)	—

Net decrease in cash	$(176)	$(45)	—

Supplemental Disclosures Regarding Non-GAAP Financial Information

OIBDA

We evaluate our operating performance based on several factors, including our primary financial measure of operating income before non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash impairment charges to reduce the carrying value of goodwill and intangible assets (which we refer to as OIBDA). We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income (loss) and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. – Reconciliation of OIBDA to Net Loss, Three Months 12/31/10 versus 12/31/09

(dollars in millions)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	% Change
	(unaudited)	(unaudited)
OIBDA	$90	$112	(20%)
Depreciation expense	(9)	(9)	—
Amortization expense	(54)	(56)	(4%)

Operating income	$27	$47	(43%)
Interest expense, net	(47)	(51)	(8%)
Other income, net	—	1	(100%)

Loss before income taxes	$(20)	$(3)	—

Income tax benefit (expense)	2	(13)	—

Net loss	$(18)	$(16)	13%
Less: noncontrolling interest income	—	(1)	(100%)
Net loss attributable to Warner Music Group Corp.	$(18)	$(17)	6%

Operating income margin	3.4%	5.1%
OIBDA margin	11.4%	12.2%

Figure 5. Warner Music Group Corp. – Reconciliation of Segment Operating Income to OIBDA, Three Months 12/31/10 versus 12/31/09 (dollars in millions)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	% Change
	(unaudited)	(unaudited)
Total WMG Operating Income – GAAP	$27	$47	(43%)
Depreciation and Amortization	63	65	(3%)

Total WMG OIBDA	$90	$112	(20%)

Recorded Music Operating Income – GAAP	$47	$68	(31%)
Depreciation and Amortization	43	45	(4%)

Recorded Music OIBDA	$90	$113	(20%)

Music Publishing Operating Income – GAAP	$—	$4	(100%)
Depreciation and Amortization	18	18	—

Music Publishing OIBDA	$18	$22	(18%)

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue, including, for example, the $22 million, $18 million and $4 million unfavorable impact of exchange rates on our Total, Recorded Music and Music Publishing revenue, in the three months ended December 31, 2010 compared to the prior-year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with GAAP.

Figure 6. Warner Music Group Corp. – Revenue by Geography and Segment, Three

Months 12/31/10 versus 12/31/09 as Reported and Constant Currency (dollars in millions)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	Three Months Ended December 31, 2009
	As reported (unaudited)	As reported (unaudited)	Constant $ (unaudited)
US revenue
Recorded Music	$257	$284	$284
Music Publishing	40	47	47

International revenue
Recorded Music	416	499	481
Music Publishing	80	94	90
Intersegment eliminations	(4)	(6)	(6)

Total Revenue	$789	$918	$896

Revenue by Segment:
Recorded Music	$673	$783	$765
Music Publishing
Mechanical	39	47	46
Performance	44	50	48
Synchronization	24	25	25
Digital	11	15	15
Other	2	4	3

Total Music Publishing	120	141	137
Intersegment eliminations	(4)	(6)	(6)

Total Revenue	$789	$918	$896

Total Digital Revenue	$187	$184	$184

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, Free Cash Flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing the operating performance of our company to other companies in our industry.

Because Free Cash Flow is not a measure of performance calculated in accordance with GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “cash flow provided by operating activities” (the most directly comparable GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under GAAP—- “cash flow provided by operating activities.”

Unlevered After-Tax Cash Flow

Free Cash Flow includes cash paid for interest. We also review our cash flow adjusted for cash paid for interest, a measure we call Unlevered After-Tax Cash Flow. Management believes this measure provides investors with an additional important perspective on our cash generation ability. We consider Unlevered After-Tax Cash Flow to be an important indicator of the performance of our businesses and believe the presentation is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. A limitation of the use of this measure is that it does not reflect the charges for cash interest and, therefore, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of our ability to fund our cash needs. Accordingly, this measure should be considered in addition to, not as a substitute for, net cash flow provided by operating activities and other measures of liquidity reported in accordance with GAAP.

Figure 7. Warner Music Group Corp. – Calculation of Free Cash Flow and Unlevered After-Tax Cash Flow, Three Months 12/31/10 versus 12/31/09 (dollars in millions)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009
	(unaudited)	(unaudited)
Net cash flow used in operating activities	$(113)	$(42)
Less: Capital expenditures	8	7
Less: Net cash paid for (received from) investments	58	(5)

Free Cash Flow (a)	$(179)	$(44)

(a) – Free Cash Flow includes cash paid for interest as follows (dollars in millions):

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009
	(unaudited)	(unaudited)
Free Cash Flow	$(179)	$(44)
Plus: Cash paid for interest	88	81

Unlevered After-Tax Cash Flow	$(91)	$37

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Media Contact: Will Tanous (212) 275-2244 Will.Tanous@wmg.com	Investor Contact: Jill Krutick (212) 275-4790 Jill.Krutick@wmg.com